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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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3COM CORPORATION
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350 Campus Drive
Marlborough, Massachusetts 01752-3064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 22, 2004

To Our Stockholders:

Our Annual Meeting will be held on Wednesday, September 22, 2004, at 9:30 a.m. local time at our campus located at 350 Campus Drive in Building 100, Marlborough, Massachusetts. The purpose of the meeting is to:

1.     Elect five Class II directors, each to hold office for a two-year term;

2.     Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending June 3, 2005; and

3.     Transact such other business as may properly come before the meeting.

You are entitled to vote your 3Com common stock if our records showed that you held your shares as of the close of business on August 2, 2004. For ten days before the meeting, you can examine a complete list of the stockholders entitled to vote at the meeting for any purpose germane to the meeting during regular business hours at our offices at 350 Campus Drive, Marlborough, Massachusetts.

                      By Order of the Board of Directors,

                      Neal D. Goldman
                      Secretary

August 26, 2004
Marlborough, Massachusetts

IMPORTANT: Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously mailed your proxy card.

350 Campus Drive
Marlborough, Massachusetts 01752-3064

PROXY STATEMENT

Your vote is very important. For this reason, our Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the proxies named on the enclosed proxy card. This proxy statement and form of proxy are being sent to you in connection with this request and have been prepared for the Board by our management.

The annual meeting will be held on Wednesday, September 22, 2004, at 9:30 a.m. local time and will be held at our principal executive offices at 350 Campus Drive, Marlborough, Massachusetts in Building 100. Our telephone number is (508) 323-5000. This proxy statement and form of proxy are first being sent to our stockholders on or about August 26, 2004.

GENERAL INFORMATION

Our Financial Information.    Our financial statements and related information are included in our Annual Report on Form 10-K, which is enclosed with this Proxy Statement.

Who Can Vote.    You are entitled to vote your 3Com common stock if our records showed that you held your shares as of the close of business on August 2, 2004. We refer to this date as the "Record Date." At the close of business on the Record Date, a total of 389,290,996 shares of common stock were issued and outstanding. You may vote in person or by proxy. Each share of 3Com common stock has one vote. There is no cumulative voting in the election of our directors.

Cost of this Proxy Solicitation.    We will pay the cost of soliciting proxies. In addition to soliciting stockholders by mail and through our regular employees, we will request banks, brokers and other nominees to solicit their customers who hold our stock in street name and will reimburse them for their reasonable, out-of-pocket costs. We may use our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail. None of these individuals will receive any additional or special compensation for soliciting proxies.

Voting Your Proxy.    If you hold your common stock in street name through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow to vote your shares. If you hold your shares in your own name as a holder of record, you may vote by signing, dating and mailing the proxy card in the postage-paid envelope that we have provided to you. The proxies will vote your shares as you instruct. Of course, you can always attend the meeting and vote your shares in person. If you sign and return a proxy card without specific voting instructions, your shares will be voted as recommended by our Board.

Revoking Your Proxy.    To revoke your proxy if you are a holder of record, you must advise our Secretary in writing before the meeting, deliver a validly executed proxy with a later date that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted.

Quorum.    The annual meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. Shares that are voted "FOR," "AGAINST," "ABSTAIN" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote on that matter at the annual meeting (the "Votes Cast").

Abstentions.    Although the law in Delaware is unclear on the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) whether a quorum is present and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Without controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have no effect on the outcome of Proposal 1 and abstentions will have the effect of a vote against Proposal 2.

Broker Non-Votes.    We will count broker non-votes in determining the presence or absence of a quorum, but broker non-votes will not be counted for purposes of determining the number of Votes Cast on a particular proposal. Accordingly, broker non-votes will have no effect on the outcome of any of the proposals.

Stock Ownership of Certain Beneficial Owners and Management.    The following table contains information, as of July 23, 2004, with respect to the beneficial ownership of our common stock by (i) each person whom we know to own beneficially more than five percent of our common stock; (ii) each director and nominee; (iii) the Chief Executive Officer and each of our other executive officers included in the Summary Compensation Table included on page 11 of this Proxy Statement; and (iv) all of our current executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and generally includes those persons who have voting or investment power with respect to the securities. Shares of our common stock subject to options that are exercisable within 60 days of July 23, 2004 are also deemed outstanding for purposes of calculating the percentage ownership of that person and, if applicable, the percentage ownership of executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

Name	Amount(1)	Percent of Common Stock Outstanding
Citigroup Inc.(2)	41,565,099	10.6%
Merrill Lynch & Co., Inc.(3)	29,503,159	7.5%
Barclay's Global Investors, NA(4)	28,923,541	7.3%
Eric A. Benhamou(5)	7,404,504	1.8%
Gary T. DiCamillo(6)	151,970	*
James R. Long(7)	241,838	*
Raj Reddy(8)	146,750	*
Julie St. John(9)	—	—
David C. Wajsgras(10)	—	—
Paul G. Yovovich(11)	708,755
Bruce L. Claflin(12)	7,609,646	1.9%
Dennis Connors(13)	882,615	*
Mark Slaven(14)	596,080	*
Nick Ganio(15)	156,157	*
Neal Goldman(16)	21,000	*
All current directors and executive officers as a group (14 persons)(17)	18,322,378	4.5%

*
Less than 1%

(1)
To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)
Represents shares beneficially owned by Citigroup Inc. and includes shares held by Citigroup Global Markets Holdings Inc. ("CGM Holdings"), Smith Barney Fund Management LLC ("SB Fund") and/or Citigroup Financial Products Inc. ("CFP"), based on a Schedule 13G/A that was filed jointly by these entities with the SEC on February 17, 2004. Citigroup Inc. has shared voting and investment power with respect to these shares. The address for Citigroup Inc. is 399 Park Avenue, New York, NY 10043. The address for CFP and CGM Holdings is 388 Greenwich Street, New York, NY 10013. The address for SB Fund is 333 West 34th Street, New York, NY 10001.

(3)
Represents shares held by Merrill Lynch & Co., Inc., and affiliated persons based upon information reported on its Schedule 13G/A filed with the SEC, on January 27, 2004. The address for each of these entities is World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381.

(4)
Represents shares beneficially owned by Barclay's Global Investors, NA, and affiliated persons based upon a schedule 13G/A that was filed with the SEC on March 10, 2004. The address for each of these entities is Murray House, 1 Royal Mint Court, London, England E C3N 4 HH

(5)
Includes 6,699,404 shares subject to options that are exercisable as of July 23, 2004 or will become exercisable within 60 days of the July 23, 2004.

(6)
Includes 150,970 shares subject to options that are exercisable as of July 23, 2004 or will become exercisable within 60 days of the July 23, 2004.

(7)
Includes 239,038 shares subject to options that are exercisable as of July 23, 2004 or will become exercisable within 60 days of the July 23, 2004.

(8)
Includes 145,750 shares subject to options that are exercisable as of July 23, 2004 or will become exercisable within 60 days of the July 23, 2004.

(9)
Ms. St. John was appointed to the Board on July 15, 2004.

(10)
Mr. Wajsgras was appointed to the Board on December 11, 2003.

(11)
Includes 226,086 shares subject to options that are exercisable as of July 23, 2004 or will become exercisable within 60 days of the July 23, 2004.

(12)
Includes 7,179,031 shares subject to options that are exercisable as of July 23, 2004 or will become exercisable within 60 days of July 23, 2004. Also includes 252,500 unvested shares of restricted stock issued to Mr. Claflin under the 3Com 2003 Stock Option Plan and 178,115 shares of common stock held in the Bruce and Karen Claflin Family Trust, of which Bruce L. Claflin is a co-trustee.

(13)
Includes 763,343 shares subject to options that are exercisable as of July 23, 2004 or will become exercisable within 60 days of the July 23, 2004. Also includes 98,750 unvested shares of restricted stock issued to Mr. Connors under the 3Com 2003 Stock Option Plan.

(14)
Includes 485,298 shares subject to options that are exercisable as of July 23, 2004 or will become exercisable within 60 days of July 23, 2004. Also includes 71,250 unvested shares of restricted stock issued to Mr. Slaven under the 3Com 2003 Stock Option Plan and 225 shares held by Mr. Slaven's spouse.

(15)
Includes 106,250 shares subject to options that are exercisable as of July 23, 2004 or will become exercisable within 60 days of July 23, 2004. Also includes 37,500 unvested shares of restricted stock issued to Mr. Ganio under the 3Com 2003 Stock Option Plan.

(16)
Includes 20,000 unvested shares of restricted stock issued to Mr. Goldman under the 3Com 2003 Stock Plan.

(17)
Includes 16,336,369 shares subject to options that are exercisable as of July 23, 2004 or will become exercisable within 60 days of July 23, 2004.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our bylaws authorize the Board to fix the number of directors. The exact number of directors is currently fixed at eight. Our Board is divided into two classes, with the classes serving for staggered two-year terms. Class I currently has three members and Class II currently has five members. You may not vote for more than five nominees at the annual meeting. The five Class II directors to be elected at the 2004 Annual Meeting are to be elected to hold office until the 2006 Annual Meeting and until their successors have been elected and qualified, except in the case of the death, resignation or removal of any director.

The Board's nominees as Class II directors are Messrs. Benhamou, DiCamillo, Long, Reddy and Wajsgras. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the Board may designate. The Board has no knowledge that any nominee will be unwilling or unable to serve if elected.

Vote Required

Directors will be elected by a plurality of the votes cast at the meeting. This means that the five nominees receiving the highest number of votes will be elected as Class II directors. Votes withheld for any nominee will not be counted. Assuming a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" MESSRS. BENHAMOU, DICAMILLO, LONG, REDDY AND WAJSGRAS.

Nominees and Other Directors

The following table sets forth the name and age of each nominee and each director whose term of office will continue after the annual meeting, the principal occupation of each during the past five years and the period during which each has served as a director of 3Com. Each nominee currently serves as a director. There are no family relationships among any directors or executive officers.

Nominees for Election as Class II Directors for a Term Expiring in 2006

Name	Principal Occupation During Past Five Years	Age	Director Since
Eric A. Benhamou	Mr. Benhamou has been our Chairman of the Board since July 1994. Mr. Benhamou served as our Chief Executive Officer from September 1990 to January 2001 and President from April 1990 through August 1998. Mr. Benhamou is also Chairman of the Board of PalmOne, Inc., PalmSource, Inc. and Cypress Semiconductor Corporation, and a director of RealNetworks, Inc. Mr. Benhamou is also a member of the Computer Science and Technology Board and serves on the Executive Committee of Technet.	48	1990

Gary T. DiCamillo	Mr. DiCamillo is President and CEO of TAC Worldwide Companies, a large privately-held technical staffing company. Prior to that, Mr. DiCamillo was Chairman and Chief Executive Officer of Polaroid Corporation, a position he held from 1995 through 2002. Prior to joining Polaroid, Mr. DiCamillo served as Group Vice President of the Black & Decker Corporation and President of its Worldwide Power Tools and Accessories business from 1993 to 1995. Mr. DiCamillo is a director of the Whirlpool Corporation.	53	2000
James R. Long	Mr. Long retired from his position as Executive Vice President of Nortel Networks, a global leader in telephony, data, wireless and wireline solutions for the Internet, on December 31, 1999, a position he held since 1994. Mr. Long also served as President of Enterprise Solutions of Nortel Networks from 1997 through 1999, President of Nortel World Trade, based in London and Hong Kong, from 1994 through 1997, and Senior Vice President of Nortel's Asia Pacific Division from 1992 to 1994. Mr. Long also is a director of Cypress Semiconductor Corporation.	61	2000
Raj Reddy	Mr. Reddy is the Herbert A. Simon University Professor of Computer Science and Robotics in the School of Computer Science at Carnegie Mellon University ("CMU"), a position he has held since 1969. He served as dean of the School of Computer Science at CMU from 1991 to 1999. Mr. Reddy served as co-chair of the President's Information Technology Advisory Committee from 1999 to 2001.	67	2001
David C. Wajsgras	Mr. Wajsgras is Senior Vice President and Chief Financial Officer of Lear Corporation, a position he has held since January 2002. Previously, he was the Vice President and Corporate Controller since September 1999. Prior to joining Lear, Mr. Wajsgras served as Corporate Controller of Engelhard Corporation from September 1997 until August 1999 and was employed in various senior financial positions at AlliedSignal Inc. (now Honeywell International Inc.), including Chief Financial Officer of the Global Shared Services organization from March 1992 until September 1997.	44	2003

Incumbent Class I Directors serving for a term expiring 2005
Bruce L. Claflin
	Mr. Claflin has been our President and Chief Executive Officer since January 2001 and was our President and Chief Operating Officer from August 1998 to January 2001. Prior to joining us, Mr. Claflin worked for Digital Equipment Corporation ("DEC") from October 1995 to June 1998. From July 1997 to June 1998, he was Senior Vice President and General Manager, Sales and Marketing at DEC and prior to that he served as Vice President and General Manager of DEC's Personal Computer Business Unit from October 1995 to June 1997. Prior to October 1995, Mr. Claflin held a number of senior management and executive positions at International Business Machines Corporation ("IBM"). Mr. Claflin is also a director of Advanced Micro Devices, Inc.	52	2001
Paul G. Yovovich	Mr. Yovovich is President of Lake Capital, a private investment firm. Mr. Yovovich was a director of U.S. Robotics Corporation from 1991 until it was acquired by 3Com in June 1997. Mr. Yovovich served as President of Advance Ross Corporation, an international financial services company, from 1993 to 1996.	50	1997
Julie St. John	Ms. St. John is currently Executive Vice President and Chief Information Officer for the Enterprise Systems and Operations division at Fannie Mae, the nation's largest non-bank financial services company, and has been employed there since 1990. Before joining Fannie Mae, Ms. St. John was Vice President for Information Systems at Residence Inn by Marriott. Prior to that, she was a principal at Arthur Young & Company for the firm's strategic technology planning practice.	52	2004

OUR CORPORATE GOVERNANCE PRINCIPLES

Primary Functions of the Board.    The Board, which is elected by our stockholders, oversees the conduct of our business by management and reviews our financial objectives, major corporate plans, strategies, actions and major capital expenditures. Our directors are expected to promote the best interests of our stockholders in terms of corporate governance, fiduciary responsibilities, compliance with laws and regulations, and maintenance of accounting and financial controls. Our directors also participate in the selection, evaluation and, where appropriate, replacement of our chief executive officer and regularly approve a CEO succession plan. Directors also provide input to our CEO for the evaluation and recruitment of our principal senior executives. Our corporate governance principles are set forth in our "Board Guidelines on Corporate Governance Issues," which is available on our website at http://www.3com.com.

Code of Conduct and Business Ethics and Complaint Procedures.    Our Code of Conduct and Business Ethics, which is available on our website at http://www.3com.com, complies with the rules of the SEC and the listing standards of the Nasdaq Stock Market. The Audit and Finance Committee has also adopted procedures for the receipt of complaints and concerns regarding accounting and auditing matters in compliance with the rules of the Nasdaq Stock Market. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of a member of our senior management, reviewed by the Audit and Finance Committee, as appropriate, and handled in accordance with procedures established by the Audit and Finance Committee with respect to such matters.

Leadership of the Board.    Our Board is led by our chairman of the board, Mr. Benhamou, and by our lead outside director, Mr. Yovovich. After agreement by the lead outside director and chairman as to the agenda and key board interests, our management provides briefing materials to our directors prior to board meetings.

Lead Outside Director.    Our lead outside director serves as the focal point for outside directors to resolve conflicts with our CEO or other outside directors, and coordinate feedback to our CEO on behalf of outside directors regarding business issues and board management. The lead outside director also serves as a special counsel to the CEO. The lead outside director and the other outside directors meet regularly without the CEO present.

Board Selection Process.    Our Nominating and Governance Committee assists the Board in director selection, committee assignments and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. The Nominating and Governance Committee will make recommendations to the Board regarding director nominees, whether for the slate of nominees proposed by the Board to stockholders or nominees elected by the Board to fill vacancies. The Nominating and Governance Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers and other contacts. The Nominating and Governance Committee will also consider nominees recommended by any stockholder entitled to vote in the election of directors. Any stockholder wishing to nominate an individual for election to the Board must comply with the advance notice procedures described at the end of this proxy statement. The nomination must contain the following information about the nominee: name; age; business and residence addresses; principal occupation or employment; the number of shares of common stock held by the nominee; the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and a signed consent of the nominee to serve as a director of 3Com, if elected. The Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board. However, in its assessment of potential candidates, the Nominating and Governance Committee will review the candidate's character, business experiences and understanding of the Company's business environment, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time. The appointments of Mr. Wajsgras and Ms. St. John to the Board of Directors were recommended by the Nominating and Governance Committee.

Delegation to Committees.    It is our general policy that all major Board decisions should be approved by the Board as a whole, unless delegated to a committee. Currently these committees are the Audit and Finance Committee, Compensation Committee, Nominating and Governance Committee and Technology Committee. All members of the Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee are "independent" within the meaning of the independence standards of the Nasdaq Stock Market, Inc., including, in the case of the Audit and Finance Committee, the heightened independence standard required for such committee members. Each of these committees has adopted a written charter (available from our website), except for the Technology Committee. The Technology Committee was established to make recommendations to the Board of Directors regarding the long-term technology architecture and strategy that 3Com is pursuing. The committee meets with 3Com's technology and engineering leaders and reviews the tactical or strategic benefits of selected projects in light of 3Com's overall business strategy. The committee makes reports to the Board of Directors as appropriate.

Functioning of the Board

Board and Committee Meetings.    Briefing materials are provided to directors in advance of Board and committee meetings to allow the directors to prepare for discussion at the meeting. The format of each Board meeting includes an executive session with the directors and chairman and an executive session with only the independent directors present. In preparation for Board and committee meetings, our chairman and lead outside director consult with our CEO regarding the agenda and content and, with support from our secretary, distribute briefing materials to our directors for matters to be included in the meeting agenda, as well as minutes from prior meetings and any written reports by committees. The Board has the authority to hire its own advisors and to have them present at meetings, as it deems necessary.

Board Access to Senior Management.    Our directors have complete access to our senior executive officers. Our directors use their judgment to ensure that contact with our senior executive officers is not distracting to our business operation or management reporting structure. Our Board expects our CEO to bring into board meetings managers who can provide additional insight into the matters being discussed or who have future potential that our CEO believes should be made visible to the Board.

Stockholder Communication with the Board of Directors.    Stockholders who wish to communicate with our Board, or with any individual member of the Board, may do so by sending such communication in writing to the attention of the Corporate Secretary at the address of our principal executive office with a request to forward the same to the intended recipient. Stockholder communications must include confirmation that the sender is a stockholder of the Company. All such communications will be reviewed by the Company's General Counsel and Corporate Secretary or Chief Financial Officer, as appropriate, in order to maintain a record of the communication, to assure director privacy, and to determine whether the communication relates to matters that are appropriate for review by our Board or by any individual Director. Communications that (i) do not relate to the Company's business, (ii) contain material that is not appropriate for review by the Board based upon the established practice and procedure of the Board, or (iii) contain other improper or immaterial information will not be forwarded to Board members.

Policy Regarding Board Attendance at the Annual Meeting.    We encourage each of our directors to attend the annual meeting of stockholders. All of our directors attended last year's annual meeting of stockholders.

Board and Committee Meetings

Through September 23, 2003 of fiscal 2004, our Board consisted of Fred D. Anderson and Messrs. Benhamou, Claflin, DiCamillo, Long, Reddy and Yovovich. Mr. Anderson did not stand for reelection at our 2003 Annual Meeting of Stockholders. From September 24, 2003 through December 10, 2003 our Board consisted of Messrs. Benhamou, Claflin, DiCamillo, Long, Reddy and Yovovich. Mr. Wajsgras was appointed to our Board on December 11, 2003 at which time our Board consisted of Messrs. Benhamou, Claflin, DiCamillo, Long, Reddy, Wajsgras and Yovovich. In fiscal 2004, our Board of Directors held five regularly scheduled meetings and one special meeting. We currently have an Audit and Finance Committee, a Compensation Committee, a Nominating and Governance Committee, and a Technology Committee. The Audit and Finance, Compensation, and Nominating and Governance committees consist of only independent directors.

Our Audit and Finance Committee met twelve times in fiscal 2004. The Audit and Finance Committee makes recommendations to the Board regarding the engagement of our independent public accountants, approves services rendered by our accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. The Committee also meets regularly with our independent public accountants without management present. Through September 23, 2003 of fiscal 2004, the Audit and Finance Committee consisted of Messrs. Anderson, DiCamillo and Long. Mr. Anderson did not stand for reelection at our 2003 Annual Meeting of Stockholders. Mr. Wajsgras was appointed to our Board and as a member of our Audit and Finance Committee on December 11, 2003 at which time the Audit and Finance Committee consisted of Messrs. DiCamillo, Long and Wajsgras. Upon her appointment to the Board on July 15, 2004, Ms. St. John also was appointed as a member of the Audit and Finance Committee. The Board has designated Mr. Wajsgras as the Audit Committee Financial Expert, as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. Our Audit and Finance Committee operates under a written charter, a copy of which is attached hereto as Appendix A and which also is available on our website at http://www.3com.com/corpinfo/en_US/investor/audit_finance.html. For additional information concerning the Audit and Finance Committee, see "REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS."

Our Compensation Committee met six times in fiscal 2004. The Compensation Committee reviews salaries and other compensation arrangements for our directors and executive officers, reviews the administration of our stock option and stock purchase plans, and advises the Board on general aspects of our compensation and benefit policies. The Committee also evaluates and makes recommendations to the Board regarding the performance of our Chief Executive Officer, as well as matters related to succession planning for executive officers. The Compensation Committee consists of Messrs. DiCamillo and Yovovich. Our Compensation Committee operates under a written charter which is available on our website at http://www.3com.com/corpinfo/en_US/investor/comp_com.html. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

Our Nominating and Governance Committee met four times in fiscal 2004. The mission of the Nominating and Governance Committee is to focus on the issues surrounding the composition and operation of the Board. The Nominating and Governance Committee assists the Board, the Chairman of the Board and the CEO in director selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. The Nominating and Governance Committee selects directors for committee appointments and committee chairs. The Nominating and Governance Committee will determine the effect of a director's change in employment status on such director's continued tenure on the 3Com Board. Through September 23, 2003 of fiscal 2004, the Nominating and Governance Committee consisted of Messrs. Anderson and Yovovich. Mr. Anderson did not stand for reelection at our 2003 Annual Meeting of Stockholders at which time Mr. Long was appointed to the Nominating and Governance Committee. The

Nominating and Governance Committee operates under a written charter which is available on our website at http://www.3com.com/corpinfo/en_US/investor/nom_gov.html.

Our Technology Committee held four regular quarterly meetings in fiscal 2004. The Technology Committee consists of Messrs. Benhamou, Claflin and Reddy.

All of our directors attended more than 75% of the total number of meetings of the Board and committees on which they served during fiscal 2004.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table contains information concerning the compensation of our (i) Chief Executive Officer and (ii) four other most highly compensated executive officers (based on salary plus bonus for fiscal 2004) who were serving as executive officers at the end of fiscal 2004.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)		Other Annual Compensation ($)		Restricted Stock Awards ($)(1)		Securities Underlying Options (#)	Other Compensation ($)(2)
Bruce L. Claflin President and Chief Executive Officer	2004 2003 2002	825,000 825,000 781,250	570,674 216,563 210,375		39,657 41,289 27,000	(3) (3) (3)	829,600 493,350 772,500	(4) (5) (6)	900,000 1,000,000 840,000	56,252 6,359 7,812
Dennis Connors Executive Vice President, Worldwide Operations	2004 2003 2002	450,000 410,416 397,917	219,713 238,700 123,000		82,574 124,518 158,653	(7) (7) (7)	292,800 278,350 247,200	(4) (5,8) (6)	320,000 450,000 305,000	9,210 8,182 5,471
Mark Slaven Executive Vice President and Chief Financial Officer	2004 2003 2002	375,000 364,583 242,500	158,682 56,250 25,663		96,267 125,780 47,723	(9) (9) (9)	244,000 171,600 24,000	(4) (5) (10)	300,000 300,000 56,000	7,510 7,645 5,158
Nick Ganio(11) Executive Vice President, Worldwide Sales	2004 2003 2002	350,000 — —	219,425 — —	(12)	— — —		242,000 — —	(13)	425,000 — —	975 — —
Neal Goldman(14) Senior Vice President, Management Services General Counsel and Corporate Secretary	2004 2003 2002	252,841 — —	255,161 — —	(15)	— — —		123,800 — —	(16)	330,000 — —	1,288 — —

(1)
As of May 28, 2004, there were 722,500 shares of our restricted stock outstanding with an aggregate value of $4,674,575. All such shares were subject to a right of repurchase by 3Com. We do not presently plan to pay any dividends on shares of our restricted stock.

(2)
Under our 401(k) plan, we match 50% of each dollar contributed by the employee up to a maximum of 6% of target income. With respect to Mr. Claflin, all other compensation in the fiscal year ended May 28, 2004 includes $54,324 in reimbursement for relocation-related expenses and $1,928 in 401(k) matching payments. With respect to Mr. Connors, in the fiscal year ended May 28, 2004, all other compensation includes $2,349 in group term life insurance premiums and $6,861 in 401(k) matching payments. With respect to Mr. Slaven, in the fiscal year ended May 28, 2004, all other compensation includes $1,260 in group term life insurance premiums and $6,250 in 401(k) matching payments. With respect to Mr. Ganio, in the fiscal year ended May 28, 2004, all other compensation represents $975 in group term life insurance premiums. With respect to Mr. Goldman, in the fiscal year ended May 28, 2004, all other compensation represents $1,288 in group term life insurance premiums.

(3)
Includes term life insurance premiums provided for under Mr. Claflin's employment agreement and tax gross-ups related to the payment of these premiums. The beneficiary under the policy is Bruce L. and Karen C. Claflin Family Trust UDT.

(4)
Represents the value of shares granted on August 1, 2003. 170,000 shares were granted to Mr. Claflin, 60,000 to Mr. Connors, and 50,000 to Mr. Slaven. With respect to each of these grants, shares were to vest 50% upon the completion of each of two milestones, or if the milestones were missed, over time. In addition, if the first milestone is missed, the achievement of additional milestones would permit 100% of the shares to vest prior to the fourth anniversary of the grant date. The first milestone was not reached; however, those shares may vest prior to August 1, 2007, if the additional milestones are achieved.

(5)
Represents the value of shares granted on July 18, 2002. 115,000 shares were granted to Mr. Claflin and 40,000 to each of Mr. Connors and Mr. Slaven. With respect to each of these grants, shares were to vest 50% upon the completion of each of two milestones, or if the milestones were missed, over time. The first milestone was reached (and 50% of the shares vested) on December 12, 2002. Since the second milestone was not reached, the remaining 50% of the shares are scheduled to vest on July 18, 2006.

(6)
The restricted stock fully vested as of June 24, 2002, due to the attainment of specified performance-based milestones.

(7)
Represents money paid by us on Mr. Connors' behalf for expenses related to transportation and rent, as well as applicable taxes owed.

(8)
Represents the value of 25,000 shares of restricted stock received by Mr. Connors on March 13, 2003 based on the closing price on the date of grant of $4.27 per share. The restricted stock vests in four equal annual installments.

(9)
Represents money paid by us on Mr. Slaven's behalf for expenses related to transportation and rent, as well as applicable taxes owed.

(10)
Represents the value of 5,000 shares granted on June 22, 2001 based upon the closing price on the date of grant of $4.80. The restricted stock vested in two equal annual installments.

(11)
Mr. Ganio began employment with 3Com on July 16, 2003 as our Executive Vice President, Worldwide Sales.

(12)
Includes a hiring bonus of $50,000.

(13)
Represents the value of 50,000 shares of restricted stock received by Mr. Ganio on July 16, 2003 based on the closing price on the date of grant of $4.84 per share. The restricted stock vests in four equal annual installments.

(14)
Mr. Goldman began employment with 3Com on September 29, 2003 as our Senior Vice President, General Counsel and Corporate Secretary.

(15)
Includes a hiring bonus of $150,000.

(16)
Represents the value of 20,000 shares of restricted stock received by Mr. Goldman on September 29, 2003 based on the closing price on the date of grant of $6.19 per share. The restricted stock vests in four equal annual installments.

The following table provides information concerning grants of options to purchase our common stock made during fiscal 2004 to the executive officers listed in the Summary Compensation Table:

OPTION GRANTS IN FISCAL 2004

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal 2004
			Exercise Price per Share ($/Sh)(2)
Name				Expiration Date
					5% ($)	10% ($)
Bruce L. Claflin	900,000	9.1%	$4.88	8/1/2013	$2,762.105	$6,919,717
Dennis Connors	320,000	3.2	4.88	8/1/2013	982.082	2,488,788
Mark Slaven	300,000	3.0	4.88	8/1/2013	920,702	2,333,239
Nick Ganio	425,000	4.3	4.84	7/16/2013	1,293,636	3,278,328
Neal Goldman	330,000	3.3	6.19	9/29/2010	831,584	1,937,944

(1)
Options granted to Messrs. Claflin, Connors, Slaven and Ganio are subject to the terms of our 1983 Stock Option Plan and have a term of 10 years from the date of grant. Options above granted to Mr. Goldman are subject to the terms of our 2003 Stock Option Plan and have a term of 7 years from the date of grant. All options listed above vest and become exercisable in four equal annual installments on the anniversary of the date of grant, provided the optionee continues to be an employee of 3Com.

(2)
All options were granted at an exercise price equal to the closing price of our common stock on the date of grant.

(3)
Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent assumed rates of appreciation only, based on the SEC rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holder's continued employment through the vesting period.

The following table provides information concerning option exercises during fiscal 2004 and the exercisable and unexercisable options held as of May 28, 2004, by the executive officers listed in the Summary Compensation Table:

AGGREGATED OPTION EXERCISES IN FISCAL 2004
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 5/28/04(#)		Value of Unexercised In-The-Money Options at 5/28/04($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce L. Claflin	955,254	$2,778,811	6,348,665	2,255,366	2,689,355	2,383,500
Dennis Connors	582,184	$1,357,304	545,999	757,344	82,500	1,068,300
Mark Slaven	87,068	$339,486	328,086	543,462	189,853	1,031,000
Nick Ganio	—	—	—	425,000	—	692,750
Neal Goldman	—	—	—	330,000	—	92,400

(1)
Based on $6.47 per share, the closing sale price of our common stock on May 28, 2004 as reported by the Nasdaq National Market.

Employment, Severance and Change-of-Control Arrangements

Management Retention Agreements and Severance Plan for Section 16 Officers.

We have entered into Management Retention Agreements ("Retention Agreements") with several of our senior executive officers. In September 2003, the Board also approved an amended and restated severance plan covering our executive officers that are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as our Section 16 Officers.

The amended and restated Section 16 Officer Severance Plan provides for:

  •
  Severance amount equal to one year's base salary and target bonus;

  •
  Accelerated vesting of all outstanding options by one year;

  •
  COBRA benefits for a period of one year or, if earlier, until covered by another employer's plans;

  •
  Extension of exercise period for all vested and unexercised options to a one-year period following termination; and

  •
  Continuation of term life insurance for one year, or, if earlier, until covered by another employer's plan.

Under the terms of the Retention Agreement with our Chief Executive Officer, our Chief Executive Officer's 3Com Deferred Compensation Plan account was credited with an amount, subject to vesting, equal to 200% of his annual compensation plus an amount equal to a pro-rata share of his 2004 target bonus, less applicable Medicare withholding (the "Retention Benefit"). Because our Chief Executive Officer remained employed by 3Com through the end of the 2004 fiscal year, the pro-rated target bonus component of the Retention Benefit vested. A like amount was subtracted from his 2004 fiscal year annual target bonus otherwise payable to him. Otherwise, the Retention Benefit will vest as to one-third per year (100% vested in three years) subject to our Chief Executive Officer remaining employed by 3Com on each vesting date. Vesting of the Retention Benefit will accelerate 100% in the event of (i) a Change of Control (as described below), (ii) subject to his signing a complete release of claims, an involuntary termination of his employment without cause, (iii) subject to his signing a complete release of claims, a voluntary termination for Good Reason (as described below), (iv) termination of his employment pursuant to death or permanent disability, or (v) subject to his continued employment with 3Com, on July 15, 2006. If the Retention Benefit does not vest it reverts to 3Com. Moreover, if our Chief Executive Officer materially competes with 3Com or any 3Com affiliates within one year following his termination as an employee, any vested or unvested Retention Benefit (except for the pro-rated target bonus component) then remaining in his Deferred Compensation Plan account shall be forfeited to 3Com.

On his termination of employment for any reason or no reason, our Chief Executive Officer will receive partially subsidized employee benefits until the earlier of two years from the date of termination or when he receives comparable benefits from another employer.

In the event of a Change of Control, our Chief Executive Officer will receive (i) a bonus payment equal to the pro-rata share of his annual target bonus, (ii) full accelerated vesting of equity compensation, (iii) a one-year post-termination exercise period on his stock options and any stock appreciation rights, and (iii) only for a Change of Control occurring on or after July 15, 2006, an amount equal to two years' annual compensation. If our Chief Executive Officer remains employed by 3Com through the end of the fiscal year in which a Change of Control occurs, any target bonus otherwise payable to him on account of that fiscal year will be reduced by the amount of the pro-rated target bonus payment.

We also have Retention Agreements with our Executive Vice President, Worldwide Operations, Executive Vice President and Chief Financial Officer, and Executive Vice President, Worldwide Sales. Pursuant to the terms of their Retention Agreements, these senior executive officers, following a qualifying event involving a Change of Control (as described below) and upon the signing of a complete release of all claims, will receive (i) a lump sum payment equal to 100% of such executive officer's annual compensation (ii) continued coverage of employee benefits until the earlier of two years from the date of termination or when such executive officer receives comparable benefits from another employer; (iii) a bonus payment equal to the pro-rata share of the senior executive officer's annual target bonus; (iv) full accelerated vesting of equity compensation; and (v) a one-year post termination exercise period on their stock options and any stock appreciation rights. Such senior executive officers would be entitled to receive the foregoing benefits if any such officer is terminated without cause within three months prior to or twelve months following a Change of Control or if such officer voluntarily terminates for good reason during such time period. "Good Reason" under the Retention Agreements includes material reductions in duties, title, authority or responsibility, reduction of base salary, material reduction in aggregate level of employee benefits, relocation or constructive termination.

The Retention Agreement for our Executive Vice-President, Worldwide Operations provides that he also receives the benefits set forth above upon signing a release of all claims in the event his employment terminates (other than for cause, death or permanent disability) after being required and declining to relocate his primary residence to the Marlborough, Massachusetts area by June 1, 2004. He also receives the above benefits if his employment terminates (other than for cause, death or permanent disability) within 90 days following 3Com reducing his commuting benefits. 3Com may, in its sole discretion, extend the commuting period for our Executive Vice-President, Worldwide Operations up to June 1, 2005 (or some lesser period). 3Com extended the commuting period for a limited term in the 2005 fiscal year.

The Retention Agreement for our Executive Vice-President and Chief Financial Officer provides that he will receive the benefits that are payable under our Section 16 Officer Severance Plan (described above) upon signing a release of all claims in the event his employment terminates (other than for cause, death or permanent disability) after being required and declining to relocate his primary residence to the Marlborough, Massachusetts area by June 1, 2004. He also receives these benefits if his employment terminates (other than for cause, death or permanent disability) within 90 days following 3Com reducing his commuting benefits. 3Com may, in its sole discretion, extend the commuting period for our Executive Vice-President and Chief Financial Officer up to June 1, 2005 (or some lesser period). 3Com extended the commuting period for a limited term in the 2005 fiscal year. Our Executive Vice-President and Chief Financial Officer resigned as Chief Financial Officer, effective August 13, 2004. In connection with such resignation, 3Com and its Executive Vice-President and Chief Financial Officer entered into a Severance Agreement and General Release, discussed below.

In all of the Retention Agreements, if the officer's employment is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under our then existing severance or benefit plans or pursuant to any other written agreement. For our Chief Executive Officer, if the benefits provided under the Retention Agreement constitute a parachute payment under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he shall receive (i) a payment sufficient to pay such excise tax and (ii) an additional payment sufficient to pay the taxes arising as a result of such payment. Other senior executive officers will receive these payments only if the excise tax is at least 3.59 times the "base amount" under Section 280G.

As defined in the Retention Agreements, a "Change of Control" means: (i) the acquisition by any person of 50% or more of the total voting power of our then outstanding securities; (ii) the consummation of the sale or disposition of all or substantially all company assets; (iii) the consummation of a merger or consolidation of us where the outstanding securities immediately prior thereto no longer represent at least 50% of the voting power immediately after such merger or consolidation; (iv) a change in the composition of the Board during any two consecutive years, such that a majority consists of persons who are not either directors who were in office when the agreement was entered into or whose nominations were approved by a majority of the directors who were in office not in connection with a transaction described in (i) through (iii) above.

Severance Agreement and General Release.

We have entered into a Severance Agreement and General Release with our Executive Vice-President and Chief Financial Officer pursuant to which his position as Executive Vice-President and Chief Financial Officer will terminate effective August 13, 2004. Pursuant to the terms that agreement, our Executive Vice-President and Chief Financial Officer will remain an employee of 3Com in a non-executive capacity through December 31, 2004, with a seventy-five percent reduction in salary. Following the termination of his employment on December 31, 2004, our Executive Vice-President and Chief Financial Officer will receive the following benefits:

  •
  Severance payment equal to one year's base salary and target bonus;

  •
  Accelerated vesting of all outstanding options by one year;

  •
  COBRA benefits for a period of one year or, if earlier, until covered by another employer's plans;

  •
  Extension of exercise period for all vested and unexercised options for a one-year period following termination; and

  •
  Continuation of term life insurance for one year.

Acceleration under Option Plans.

Options granted under the 2003 Option Plan contain provisions pursuant to which outstanding options must either become fully vested and exercisable prior to a "change of control" transaction or must be assumed in the transaction, and all options terminate to the extent they are not assumed upon such "change of control" as defined in the 2003 Option Plan. Similarly, awards of restricted stock granted under the 2003 Option Plan contain provisions pursuant to which outstanding awards of restricted stock must either become fully vested prior to a "change of control" transaction or must be assumed in the transaction.

Options granted under the 1994 Option Plan contain provisions pursuant to which outstanding options must either become fully vested and immediately exercisable prior to a "transfer of control" transaction or must be assumed in the transaction, and all unexercised options terminate to the extent they are not assumed upon such "transfer of control" as defined under the 1994 Option Plan. For purposes of the 1994 Option Plan, a transfer of control is a change in ownership in which our stockholders immediately prior to the ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in our voting stock after the ownership change.

Options granted under the 1983 Option Plan and the 1994 Option Plan have their vesting accelerated as to 50% of the unvested shares subject thereto if an executive or employee optionee is terminated without cause within 12 months after a "transfer of control" transaction.

Options granted under the 3Com Corporation Director Stock Option Plan (the "Director Plan") contain provisions pursuant to which all outstanding options granted under the Director Plan will become fully vested and immediately exercisable upon a merger or acquisition of us where we are not the survivor, or upon the sale of substantially all of our assets.

Employment Agreement with Bruce Claflin.

We entered into an at-will employment agreement with Mr. Claflin, effective January 1, 2001, concurrent with Mr. Claflin's promotion to Chief Executive Officer. This employment agreement provides for:

  •
  An initial base salary of $750,000 per annum, which has subsequently been increased, plus a target bonus of 100% of base salary based on performance criteria set by our Compensation Committee. The Compensation Committee has discretion to vary the base salary and target bonus based on performance, competitive data and achievement levels;

  •
  An option, vesting as to 25% of the shares subject to the option on the anniversary of the date of grant each year over a period of four years, to purchase 1,000,000 shares of our common stock at the fair market value on the date of the employment agreement and with full acceleration of vesting in the event of a change of control;

  •
  100,000 shares of restricted stock, vesting as to 25% of the shares subject to the right of our repurchase on the anniversary of the date of grant each year over a period of four years and with full acceleration of vesting in the event of a change in control;

  •
  $20,000,000 term life insurance policy, that 3Com will maintain through the term of his employment, benefiting Mr. Claflin's family with premiums paid by us; and

  •
  Severance benefits of two years' base salary and target bonus, 50% vesting of any unvested stock options and restricted stock and 18 months of continued benefits if Mr. Claflin is terminated without cause or if Mr. Claflin voluntarily terminates his employment for good reason as defined in the employment agreement.

Letter Agreements with Dennis Connors and Mark Slaven.

We entered into letter agreements with Dennis Connors and Mark Slaven, both effective June 1, 2003 in connection with the relocation of our corporate headquarters to Marlborough, Massachusetts. Pursuant to these agreements, 3Com agreed to reimburse these executives for certain commuting, lodging and incidental expenses, grossed-up for taxes, through June 1, 2004. Mr. Connors' agreement also provides for relocation reimbursements under 3Com's relocation program for his prior sale of his Texas primary residence in November, 2002 in the event that he is required and agrees to relocate to the Marlborough, Massachusetts area. Our Chief Executive Officer reviewed these agreements prior to June 1, 2004 and extended the terms of the agreements on a month to month basis. Mr. Slaven's letter agreement will terminate upon the effective date of his resignation as Executive Vice-President and Chief Financial Officer, August 13, 2004.

Compensation of Directors

Directors who are not 3Com employees received an annual retainer during fiscal 2004 as follows: lead director of the Board $35,000; committee members $30,000 each; other directors $25,000 each; plus reimbursement of travel expenses for members of the Board who reside outside of the local area. Directors also receive $1,000 for each Board and committee meeting they attend. From and after September 1, 2004, directors who are not 3Com employees will receive an annual retainer as follows: lead director of the Board $45,000; other Board members $35,000 each; chairs of committees will receive an additional $2,500 each; plus reimbursement of travel expenses for members of the Board who reside outside of the local area. Directors will also continue to receive $1,000 for each Board and committee meeting they attend.

Outside directors receive options to purchase common stock pursuant to the 2003 Stock Plan. The 2003 Stock Plan provides for the initial grant of an option to purchase shares of our common stock to each of our directors who is not a 3Com employee ("Outside Director"), with a maximum of 120,000 shares to be subject to each such option (or 160,000 shares for the "lead" director or Chairman of the Board). Additionally, at the time an initial grant is made to a new director, he or she also receives an option grant for a number of shares equal to the number of shares subject to the annual renewal grants made to continuing directors, described below, pro-rated to reflect the number of full months of service remaining prior to the next annual stockholder meeting. For continuing directors, an annual renewal grant is made effective with each regularly scheduled company annual stockholder meeting, subject to the same share limits described for initial grants. The actual number of shares to be subject to the options granted for Board of Directors and committee service is established by a committee of "inside" directors. All options granted have a seven-year term, and the initial grant vests 25% on each anniversary date of the grant and the pro rated grant and annual renewal grant vest over two years with the first 50% vesting one year after grant and the remaining 50% vesting two years after grant as long as the option holder continues to serve on the Board.

During fiscal 2004, options were granted to outside directors under the 2003 Stock Plan for the following number of shares and at the per share exercise prices shown:

Outside Director	Initial Grant	Pro Rata Grant	Annual Grant	Exercise Price
Gary T. DiCamillo	—	—	39,750	$6.15
James R. Long	—	—	39,750	6.15
Raj Reddy	—	—	39,750	6.15
David C. Wajsgras	79,500	33,125	—	7.85
Paul Yovovich	—	—	54,000	6.15

During the fiscal year ended May 28, 2004, Mr. Benhamou served as our employee Chairman of the Board and received $100,000 from us in salary. Mr. Benhamou is also eligible for annual stock option grants at a level commensurate with his current duties. In fiscal 2004, Mr. Benhamou was granted an option to purchase 75,000 shares of our common stock with an exercise price equal to $6.15 per share.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports with the SEC. These persons are required by the SEC to furnish us with copies of all Section 16(a) reports that they file.

Based on our review of reports furnished to us and written representations from our directors and executive officers, we believe that all filing requirements were complied with in a timely manner during fiscal 2004 except for the inadvertent late filing of a Form 4 by Dennis Connors related to a transaction occurring on March 15, 2004.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee during fiscal 2004 consisted of Messrs. Yovovich and DiCamillo, neither of whom is or has been an officer or employee of 3Com. No interlocking relationship existed during fiscal 2004 between our Board or Compensation Committee and the board of directors or compensation committee of any other company.

Related-Party Transactions

Except as described under "Executive Compensation," there have not been any transactions, and there are currently no proposed transactions, in which the amount involved would exceed $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director or five percent beneficial owner of our common stock, or members of the immediate family of them, had or will have a direct or indirect material interest, and there are no business relationships between us and any entity of which a director of 3Com is an executive officer or of which a director of 3Com owns equity interest in excess of ten percent, involving payment for property or services in excess of five percent of our consolidated gross revenues or the other company's consolidated gross revenues fiscal 2004.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") of the Board of Directors determines compensation for the chief executive officer, reviews and makes recommendations regarding pay programs for Section 16 Officers and supervises the administration of the Company's equity plans for all employees. The Committee is composed of two outside directors, neither of whom is an employee or former employee of the Company.

Executive Compensation Philosophy and Objectives

3Com's executive compensation philosophy seeks to provide a meaningful total compensation opportunity to each executive with a large portion of the package variable and aligned with stockholder value creation. Consequently, it is intended that 3Com executives may realize significant incentive value when 3Com stockholders receive significant gains. 3Com's executive compensation programs are designed to:

  •
  attract, retain and motivate highly qualified executives;

  •
  align executive compensation with stockholder value creation; and

  •
  ensure that rewards are commensurate with performance.

At least annually, the Committee reviews the Company's executive compensation programs and policies in light of the above philosophy, as well as changes and trends in the marketplace. The Committee retains the services of a leading compensation consulting firm to advise on pay levels and mix, incentive plan design, and performance measurement. To assess market pay levels and mix, the Committee relies upon published surveys and publicly-disclosed compensation data for executives with comparable responsibilities at other high-technology companies of comparable size and business focus. In addition, the Committee reviews 3Com's incentive plan designs and performance linkages to ensure that the plans continue to support the Company's strategic and operational goals. The Committee also reviews the performance of the officers against pre-established objectives to set incentive awards on a semi-annual basis.

Components of Compensation

Executive compensation at 3Com consists primarily of base salary, a short-term cash incentive opportunity, and long-term equity-based incentives consisting primarily of stock options and restricted stock.

Base Salary

3Com targets executives' base salaries at the 60th percentile of the competitive market. In determining each executive officer's base salary, the Committee considers competitive market data for similar positions at high-technology companies, individual responsibilities and performance, and internal equity within 3Com. In December 2003, the Committee conducted its scheduled salary review of the executive officers. Based upon market data and 3Com's overall performance, no base salary increases were awarded.

Cash Incentive

3Com's Executive Bonus Plan rewards executives for the attainment of key Company goals and targets cash incentives at the 50th percentile of the competitive market. The CEO's target cash incentive opportunity is 100% of annual base salary and the target opportunities for other executive officers range from 50% to 75% of annual base salary. If bonuses are earned in fiscal 2005, the corresponding cash payments will be made in January and July 2005.

For fiscal 2004, bonus payments for all executive officers were contingent upon achievement of corporate operating income targets, consolidated revenue goals and key operational objectives. Potential payments for fiscal 2004 ranged from zero to 200% of target, based on performance. For the first and second half of fiscal year 2004, 3Com met some but not all of its revenue, operating income and key operational objectives, resulting in executive bonuses paid at 65% of each executive's target bonus.

Equity Incentives

Executive officers' pay mix emphasizes equity incentives. Consequently, equity compensation for 3Com's executives is normally targeted at the 65th percentile of the market comparisons. Executive equity grants are determined by reviewing a composite set of data including Black-Scholes valuation estimates of disclosed grants made by comparable companies, third-party survey data, internal relationships, and potential incremental share dilution. The Committee believes that equity compensation should be emphasized because it most directly links executive and stockholder interests. The Company's equity incentives have been primarily in the form of stock options, with increasing use of performance-accelerated vesting restricted stock (PAVRS) at the Executive level. Stock options are issued at an exercise price equal to the fair market value on the date of grant and vest in equal annual installments over four years. The options we issue become valuable and exercisable only if the executive officer continues to work at 3Com and the stock price subsequently increases.

For fiscal 2004, the Company granted stock options, restricted stock and PAVRS to executives. The PAVRS cliff-vest after four years unless certain performance goals are achieved. For the fiscal 2004 PAVRS grant, 50% of the shares would vest after the completion of fiscal 2004 and the remaining 50% were targeted to vest at the end of fiscal 2005 if certain operational and financial targets were met during each fiscal year. For fiscal 2004, company performance fell below the threshold for acceleration and as a result the first 50% of the grant did not accelerate, although achievement of a set of more challenging measures for fiscal 2005 would vest those shares. In addition, the second 50% may also vest at the end of fiscal 2005 if a prescribed share price and certain financial goals are achieved. In the event that vesting is accelerated on any PAVRS, the executive will be required to hold those shares for at least one year post-vesting and the executive will receive a cash bonus to facilitate settlement of the executive's tax obligation and to pre-empt the need for the surrender of shares to satisfy any tax withholding obligations that arise upon the vesting date.

For fiscal 2005, the Committee has determined that a mix of stock options and PAVRS again will provide an appropriate long-term incentive. Again, as in fiscal 2004, we will take into account the dilutive effect of stock option grants and increase our use of PAVRS at the executive level. For fiscal 2005, stock options will vest 25% per year over four years. PAVRS will cliff vest after four years unless certain internal financial performance goals are achieved—50% of the PAVRS will vest after one year upon achievement of certain goals and the remaining 50% will vest after two years upon achievement of certain other financial goals. If the first 50% does not accelerate at the end of fiscal 2005 it may accelerate at the end of fiscal 2006 if internal financial goals are attained. In addition the second 50% of the PAVRS grant may vest if more challenging internal financial goals or a sustained stock price target is attained by 3Com during the fourth quarter of fiscal 2006. In the event that vesting is accelerated on any PAVRS, the executive will be required to hold those shares for at least one year except for the surrender of shares to 3Com to satisfy any tax withholding obligations that arise upon the vesting date.

3Com encourages all employees, including executives, to participate in stock ownership through the tax-qualified Employee Stock Purchase Plan (ESPP). The ESPP, in accordance with Internal Revenue Service guidelines, gives employees the opportunity to purchase 3Com stock with up to 10% of their base salary and bonuses, which in turn permits employees and executives to increase their ownership in the Company and further aligns their economic interests with the stockholders'. The purchase price at which 3Com stock may be acquired under the ESPP is equal to eighty-five percent of the lesser of (a) the fair market value of the shares on the first day of a six-month offering period or (b) the fair market value of the shares on the last day of a six-month offering period.

CEO Compensation

The Chief Executive Officer's salary, bonus and equity grants follow the policies set forth above. In determining Mr. Claflin's compensation package, the Committee considered compensation practices at other high tech companies with which 3Com competes for talent. The annual base salary for Mr. Claflin is $825,000. For a second year in a row, like the other executive officers, Mr. Claflin did not receive a salary increase during the Executive Compensation Review. Mr. Claflin's bonus opportunity ranges from zero to 200% of his target bonus, which is set at 100% of salary. For fiscal 2004, Mr. Claflin received a cash bonus of $468,951, or 56.8% of his target bonus. Mr. Claflin's bonus fell below the 65% for other executives because his bonus incorporated a reduction prescribed in the CEO Management Retention Agreement. For fiscal 2004, Mr. Claflin was granted stock options and PAVRS of 900,000 and 170,000 shares, respectively. Like the other executive officers' grants, Mr. Claflin's stock options vest 25% per year over four years. The first 50% of the fiscal 2004 PAVRS grant for Mr. Claflin did not accelerate, and like other executives, if certain additional goals set for the 2004 grant are attained, there are other opportunities for the shares to vest, as described above.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public corporation for compensation of more than $1 million paid to the corporation's CEO and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. The Committee has reviewed 3Com's Executive Bonus Program and has weighed the benefits of compliance against the burdens. While the Committee's intent is to maximize the deductibility of executive compensation to the extent reasonable, the Committee has chosen not to qualify the Executive Bonus Plan or the PAVRS plan at this time in order to maintain flexibility. The Committee believes that any loss of deductibility will not be material to the Company's results and that the burdens of compliance outweigh the benefits. 3Com's stock option plans, however, are designed to comply with Section 162(m), so stock option grants under the plans are generally tax deductible upon exercise.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Gary T. DiCamillo, Chair
Paul G. Yovovich

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for our financial statements and the overall reporting process, including our system of financial controls. In fulfilling its oversight responsibilities during fiscal 2004, the Audit and Finance Committee periodically:

  •
  reviewed the unaudited and audited financial statements with management and our independent auditors, Deloitte & Touche LLP;

  •
  discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Deloitte & Touche;

  •
  reviewed 3Com's financial controls and financial reporting process; and

  •
  reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

The Audit and Finance Committee also reviewed with Deloitte & Touche, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, Deloitte & Touche's judgment as to the quality, and not just the acceptability, of our accounting principles as applied in our financial reporting and such other matters as are required to be discussed with the Audit and Finance Committee under generally accepted accounting principles. The Audit and Finance Committee periodically met with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of 3Com's financial reporting.

In addition, the Audit and Finance Committee discussed with Deloitte & Touche the independence of Deloitte & Touche from us and our management. The Audit and Finance Committee received from Deloitte & Touche the written disclosures required by the Independence Standards Board Standard No. 1 and discussed with Deloitte & Touche any matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit and Finance Committee also considered the compatibility of Deloitte & Touche's non-audit services (principally tax advisory services) with the standards for auditors' independence. The Audit and Finance Committee discussed with Deloitte & Touche the overall scope and plans for their audit.

Each of the directors who serves on the Audit and Finance Committee is "independent" within the meaning of the rules of the Nasdaq Stock Market and meets the financial literacy and expertise requirements of the Nasdaq Stock Market and regulations promulgated by the SEC. The Audit and Finance Committee updated and revised its charter on June 30, 2004, a copy of which is attached hereto as Appendix A. During fiscal 2004, the Audit and Finance Committee met twelve times.

In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended May 28, 2004. The Audit and Finance Committee also recommended to the Board, subject to stockholder approval, the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending June 3, 2005.

AUDIT AND FINANCE COMMITTEE
OF THE BOARD OF DIRECTORS

David C. Wajsgras, Chair
Gary T. DiCamillo
Julie St. John*
James R. Long

*
Ms. St. John joined the Audit and Finance Committee upon her appointment to the Board on July 15, 2004.

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the cumulative total return of our common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and our Peer Group(1) for the period commencing on May 30, 1999 and ending on May 28, 2004 (fiscal year end)(2)(3). Our Peer Group includes companies that are our principal competitors in the enterprise networking business.

DATA POINTS FOR PERFORMANCE GRAPH

	May 28,(3)
	1999	2000	2001	2002	2003	2004
3Com Corporation	100.00	153.09	20.36	20.36	17.98	23.69
S&P 500	100.00	110.48	91.82	85.14	78.27	92.62
Peer Group	100.00	180.20	71.05	61.86	67.40	85.64

(1)
Our Peer Group consists of Avaya, Inc., Cisco Systems, Inc., Dell Computer Corporation, Enterasys Networks, Inc., Extreme Networks, Inc., and Foundry Networks, Inc.

(2)
Assumes that $100.00 was invested on May 29, 1999 in our common stock and each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. On July 27, 2000, the Palm Distribution was made. The distribution of the Palm shares to our stockholders is treated as a special dividend for purposes of calculating stockholder return. It is assumed that the shares of Palm received in the Palm Distribution were sold at the when-issued closing market price on July 27, 2000 and all of the proceeds were reinvested in shares of our common stock at the when-issued closing market price on the same date. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(3)
3Com uses a 52-53 week fiscal year ending on the Friday nearest to May 31.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board has selected Deloitte & Touche LLP as our independent public accountants for the fiscal year ending June 3, 2005. Deloitte & Touche LLP has acted in this capacity since its appointment in 1980. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. Stockholder ratification of the selection of Deloitte & Touche LLP as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, the Audit and Finance Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance.

The following table shows the fees paid or accrued by 3Com for the audit and other services provided by Deloitte & Touche LLP for fiscal 2004 and 2003.

	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$1,304,440	$1,797,081
Audit-Related Fees(2)	393,749	593,100
Tax Fees(3)	101,028	1,803,451
All Other Fees	—	—

Total	$1,799,217	$4,193,642

(1)
Audit Fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statement and audit services provided in connection with statutory or regulatory filings.

(2)
Audit-Related Fees consisted primarily of services related to our compliance with the Sarbanes-Oxley Act of 2002, our joint venture with Huawei Technologies Co., Ltd., and our sale of the CommWorks division to UTStarcom, Inc.

(3)
Tax Fees consisted of primarily services related to tax compliance, tax advice and tax planning.

The Audit and Finance Committee pre-approves all audit-related and non-audit services to be performed by our independent auditors and the fees associated with those services. The Audit and Finance Committee pre-approved 100% of the audit-related and tax services performed by Deloitte & Touche LLP in fiscal 2004 and 2003.

Vote Required

The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal. Assuming a quorum is present, abstentions will have the effect of a vote "against" this proposal, and broker non-votes will have no effect on the outcome of the vote. If our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent public accountants, the Board will reconsider such appointment.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR
INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 3, 2005.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals that are intended for inclusion in our proxy statement relating to the 2005 Annual Meeting of Stockholders must be received at our offices at 350 Campus Drive, Marlborough, Massachusetts 01752-3064 no later than April 28, 2005 and must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement for that meeting.

If a stockholder wishes to present a proposal at our 2005 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice to us prior to June 24, 2004, which is the deadline determined in accordance with our bylaws. If a stockholder gives notice of such a proposal after the bylaw deadline, the stockholder will not be permitted to present the proposal at the meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under our bylaws, for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to us not later than 90 days prior to the next annual meeting (under the assumption that the next annual meeting will occur on the same calendar day as the day of the most recent annual meeting). As to each proposed matter, the notice must include the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our stock that are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

                      By Order of the Board of Directors,

                      Neal D. Goldman
                      Secretary

August 26, 2004
Marlborough, Massachusetts

Appendix A

3COM CORPORATION

Audit and Finance Committee Charter

1.     Purpose. The Audit and Finance Committee (the "Committee") of the Board of Directors (the "Board") of 3Com Corporation (the "Company") has been established for the purpose of assisting the Board in fulfilling its oversight responsibilities for the integrity of the Company's: (i) accounting and financial reporting process, (ii) system of internal controls over financial reporting, (iii) system of disclosure controls and procedures, (iv) audit process and (v) process for monitoring compliance with applicable laws and regulations and the Company's Code of Ethics and Business Conduct.

2.     Structure and Membership.

  2.1
  Number. The Committee shall be composed of at least three members selected by the Nominating and Governance Committee.

  2.2
  Independence. Each member of the Committee shall be (i) an "Independent Director" as defined by the rules and regulations of the Nasdaq Stock Market ("Nasdaq") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

  2.3
  Financial Literacy. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. Additionally, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company's annual report filed with the United States Securities and Exchange Commission (the "SEC")), at least one member of the Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

  2.4
  Chair. The Nominating and Governance Committee shall elect a Chair of the Committee. The Chair shall, if present, preside at all meetings of the Committee and exercise and perform such other powers and duties as may be assigned to him or her by the Nominating and Governance Committee or the Committee.

  2.5
  Compensation. The compensation of Committee members shall be as determined by the Board. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

3.     Authority. To allow the Committee to achieve its purpose and satisfy its responsibilities, the Committee shall have the authority described in this Section 3.

  3.1
  Subcommittees. The Committee may establish subcommittees of one or more members, and delegate its authority and responsibilities to such subcommittees, as it deems appropriate and in accordance with applicable rules and regulations.

  3.2
  Consultants and Advisors. The Committee is authorized, without further action by the Board, to engage such independent legal, accounting, financial and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

  3.3
  Selection of Independent Auditors. The Committee shall have sole authority for appointing, evaluating, retaining, determining funding for, overseeing and, when necessary, terminating the engagement of the independent auditor. The Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

  3.4
  Other Services. The Committee shall have sole authority to approve, in advance, the provision by the Company's independent auditor of all permissible non-audit services.

  3.5
  Complaints. The Committee shall have the authority to establish procedures for (i) the receipt, retention, investigation, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees to the Company of concerns regarding questionable accounting or auditing matters.

  3.6
  Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

  3.7
  Funding. The Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Committee that are incurred in carrying out its duties.

  3.8
  Other Actions. The Committee may take such other actions as the Committee deems necessary or appropriate to satisfy its responsibilities set forth in this Charter.

4.     Meetings. The Committee shall meet at least four times a year, with authority to convene additional meetings as circumstances require. The Committee may invite members of management, the Company's independent auditor, legal counsel or other advisors to attend meetings and provide pertinent information; provided, however, the Committee may meet in executive session at its discretion.

5.     Responsibilities. The Committee shall be responsible for assisting the Board in fulfilling its oversight responsibilities for the integrity of the Company's: (i) accounting and financial reporting process, (ii) system of internal controls over financial reporting, (iii) system of disclosure controls and procedures, (iv) audit process and (v) process for monitoring compliance with applicable laws and regulations and the Company's Code of Ethics and Business Conduct.

  5.1
  General Financial and Accounting Matters.

  (a)
  Regulatory or Accounting Initiatives. The Committee shall review with management and the independent auditors the effect of significant regulatory and accounting initiatives.

  (b)
  Off-Balance Sheet Transactions. The Committee shall review and approve the effect of any off-balance sheet structures or transactions on the Company's financial statements.

  (c)
  Investments. The Committee shall periodically meet with management on matters pertaining to the Company's policies and practices for foreign exchange, investments, and derivatives.

  (d)
  Review of Quarterly Press Releases and Filings. The Committee shall review with management the Company's quarterly press release regarding results of operations, including the quarterly financial statements and the independent auditor's reviews of the quarterly financial statements. In addition, the Committee shall review with management the Company's quarterly report on Form 10Q required to be filed with the SEC.

    (e)
    Review of Capital Structure. The Committee shall review the Company's capital structure annually, and, to the extent deemed necessary, recommend to the Board transactions or alterations of the capital structure of the Company.

    (f)
    Expenditure Authorizations. The Committee shall establish guidelines pertaining to the Company's treasury resolutions and expenditure authorizations.

    (g)
    Investments in Other Entities. The Committee shall establish guidelines pertaining to unusual methods of acquiring or holding interests in other entities.

  5.2
  Internal Audit.

  (a)
  Oversight. The Committee shall review with management and the internal audit director the plans, annual budget, activities, staffing and organizational structure of the internal audit function. The Committee shall take such actions as it deems necessary or appropriate to ensure there are no unjustified restrictions or limitations which impact or impair the scope of the internal audit department's activities or their access to required information.

  (b)
  Internal Audit Director. The Committee shall approve the appointment, replacement or dismissal of the internal audit director. The internal audit director shall, in addition to his or her reporting relationship in the Company, have a separate and independent reporting relationship to the Chair of the Committee.

  5.3
  Oversight of Independent Auditors.

  (a)
  Selection. The Committee shall be responsible for appointing, evaluating, retaining, determining funding for, overseeing and, when necessary, terminating the engagement of the independent auditor.

  (b)
  Independence. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Committee review and discuss with the auditor any disclosed relationships or services that might impact the objectivity and independence of the auditor.

  (c)
  Compensation. The Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Committee.

  (d)
  Preapproval of Services. The Committee shall preapprove all audit services to be provided to the Company, whether provided by the principle auditor or other firms, and all other permissible services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

  (e)
  Oversight. The Committee shall review the independent auditors' proposed audit scope and approach. The independent auditor shall report directly to the Committee, and the Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

  (i)
  critical accounting policies and practices;

      (ii)
      alternative treatments within GAAP for the policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

      (iii)
      other material written communications between the independent auditor and Company management.

    (f)
    Employment or Engagement of Independent Auditor Personnel. The Committee shall review and approve the Company's hiring as an employee or engagement as a contractor of any employees of the independent auditor who were engaged on the Company's account in the most recent two years.

  5.4
  Audited Financial Statements.

  (a)
  Review and Discussion. The Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

  (b)
  Recommendation to Board Regarding Financial Statements. The Committee shall consider whether it will recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K required to be filed with the SEC.

  (c)
  Audit Committee Report. The Committee shall be responsible for preparing a report to be included in the Company's proxy statement relating to its annual meeting of stockholders.

  5.5
  Internal Controls and Procedures.

  (a)
  Oversight. The Committee shall coordinate the Board's oversight of the Company's internal control over financial reporting and disclosure controls and procedures. The Committee shall consider and review with management, the independent auditor and the director of internal audit, the effectiveness of the Company's internal controls over annual and interim financial reporting. The Committee shall receive and review any reports of the Chief Executive Officer or Chief Financial Officer required by Rule 13a-14 of the Exchange Act, the independent auditor's attestation report on management's assessment of the Company's internal control over financial reporting required by Item 308 of Regulation S-K.

  (b)
  Procedures of Complaints. The Committee shall establish procedures for the: (i) receipt, retention, investigation, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall also periodically review the complaint procedures to confirm that they are effectively operating.

  (c)
  Related-Party Transactions. The Committee shall review all "related party transactions" (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Committee.

  5.6
  Compliance.

  (a)
  Correspondence with Governmental Agencies. The Committee shall review with management and the independent auditors correspondence received from regulators or governmental agencies which raise material issues regarding the Company's financial statements or accounting policies. Management shall regularly keep the Committee informed of the status of such matters.

    (b)
    Legal and Other Matters. The Committee shall obtain regular updates from management and the Company's general counsel regarding legal matters which may have a material impact on the Company's financial statements, including any related-party transactions, and any material reports or inquiries received from regulators or governmental agencies.

    (c)
    Compliance with Laws and Regulations. The Committee shall review the effectiveness of the Company's system for monitoring compliance with laws and regulations and the results of management's investigation (including disciplinary action) of any instances of noncompliance).

    (d)
    Code of Ethics and Business Conduct. The Committee shall review the process for communicating the Code of Ethics and Business Conduct to Company personnel, for reporting violations and for monitoring compliance annually.

  5.7
  Annual Performance Evaluation. The Committee shall complete an annual performance evaluation of itself and its members consistent with practices established by the Nominating and Governance Committee (or any successor committee).

  5.8
  Additional Responsibilities. The Committee shall have such other responsibilities as may be delegated from time to time by the Board.

6.     Reporting. The Committee's reporting responsibilities will include reports to the Board about Committee activities, issues and related recommendations, the preparation of written minutes of Committee meetings and preparation of the report to be included in the Company's annual proxy statement describing the Committee and its activities, as required by SEC rules.

7.     Committee Charter. The Committee shall also perform other activities related to this Charter as requested by the Board, including: (i) a review and assessment of the adequacy of this Charter annually and request for Board approval of any proposed changes; (ii) annual confirmation that the responsibilities outlined in this Charter have been carried out; and (iii) ensure that this Charter is published or otherwise made publicly available as required by rules and regulations established by the SEC and Nasdaq.

Adopted:    June 30, 2004

3COM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

        The undersigned hereby appoints Bruce L. Claflin and Neal D. Goldman, and either of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of 3Com Corporation to be held at 350 Campus Drive, Building 100, Marlborough, Massachusetts 01752-3064 on Wednesday, September 22, 2004 at 9:30 a.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated August 26, 2004, and a copy of 3Com's fiscal 2004 Annual Report to Stockholders on Form 10-K. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of 3Com, gives notice of such revocation.

        WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR EACH NOMINEE SET FORTH HEREIN, FOR THE RATIFICATION OF ACCOUNTANTS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(PLEASE SIGN ON THE REVERSE)

3COM CORPORATION
C/O AMERICAN STOCK TRANSFER & TRUST CO.
59 MAIDEN LANE
NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3Com Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        3COMCR        KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

3COM CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:
1.	ELECTION OF FIVE CLASS II DIRECTORS: EACH TO HOLD OFFICE FOR A TWO-YEAR TERM:	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
Nominees: 01) ERIC A. BENHAMOU 02) GARY T. DICAMILLO 03) JAMES R. LONG 04) RAJ REDDY 05) DAVID C. WAJSGRAS
		For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 3, 2005.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held September 22, 2004
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL 1: ELECTION OF DIRECTORS
OUR CORPORATE GOVERNANCE PRINCIPLES
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL 2004
AGGREGATED OPTION EXERCISES IN FISCAL 2004 AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS
COMPARISON OF STOCKHOLDER RETURN
DATA POINTS FOR PERFORMANCE GRAPH
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 3, 2005.
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
Appendix A 3COM CORPORATION Audit and Finance Committee Charter